EXHIBIT 23.1

                       [Chisholm & Associates LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our report dated February 13, 2003, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of FullCircle Registry, Inc. for the fiscal years ended December 31, 2002 and 2001.


/s/ Chisholm & Associates

Chisholm & Associates
North Salt Lake, UT
May 22, 2003